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                                                              Exhibit 23.2


Consent of Independent Accountants


The Board of Directors
Centocor, Inc.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in this registration statement.

/s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
July 8, 1996